Exhibit 5.3

Timothy Ho

Partner

Direct Dial: 416.595.2673

Direct Facsimile: 716.819.4771

tho@hodgsonruss.com

October 26, 2026

PowerBank Corporation

803 – 505 Consumers Rd.

Toronto, ON, Canada M2J 4V8

Ladies and Gentlemen:

We have acted as special counsel to PowerBank Corporation, an Ontario corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the offer and sale by the Company, of up to a maximum aggregate offering price of $200,000,000 of common shares, preferred shares, debt securities (the “Debt Securities”), warrants, units, and subscription receipts from time to time in one or more offerings. The Debt Securities are to be issued under an indenture between the Company and a trustee (the “Trustee”) to be named at the time such Debt Securities are issued (the “Base Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or retrieved from the Commission’s EDGAR database. As to all parties other than the Company, we have assumed such party’s due organization, valid existence and good standing, if applicable, the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

In expressing the opinions set forth below, we have assumed without independent investigation that:

(i) at the time any Debt Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including all necessary post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws;

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PowerBank Corporation October 26, 2026 Page 2

(ii) at the Relevant Time, an appropriate prospectus supplement, pricing supplement or term sheet will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, which will describe the Debt Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement or term sheet;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance and sale of the Debt Securities and any related documentation (including the execution, delivery and performance of the Debt Securities and any related documentation referred to in paragraphs 1 through 7 below) shall have been duly completed and shall remain in full force and effect;

(v) at the Relevant Time, the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the Base Indenture shall have been duly qualified under the Trust Indenture Act;

(vi) none of the certificate of incorporation of the Company, the bylaws of the Company or any applicable law will, after the date hereof, be amended in any manner that would adversely affect the opinions rendered herein;

(ix) at the Relevant Time, a definitive purchase, underwriting, equity distribution or similar agreement and any other necessary agreement with respect to any Debt Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and each other party thereto and duly executed and delivered by the Company and each other party thereto; and

(x) each of the Debt Securities, and any indenture, supplemental indenture, rights agreements, warrant agreements, stock purchase contract agreements and unit agreements governing such Debt Securities will be governed by the internal laws of the State of New York.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when:

(a) the Base Indenture relating to such Debt Securities (or any supplemental indenture relating to the Base Indenture that has been previously authorized, executed and delivered by each of the parties thereto) have been duly authorized, executed and delivered by each of the parties thereto substantially in the forms filed as exhibits to the Registration Statement,

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(b) the terms and conditions of such Debt Securities, and of their issuance and sale, have been duly authorized by the Company and duly established in conformity with the Base Indenture and any supplemental indenture that may be required so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and

(c) such Debt Securities have been duly executed, delivered and authenticated in accordance with the Base Indenture (or any supplemental indenture thereto) and issued and sold as contemplated in the Registration Statement, such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. This opinion is limited to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to (i) the Debt Securities and (ii) the Base Indenture (and any supplemental indenture thereto) (collectively, the “Documents”) are each subject to (A) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (B) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We do not express any opinion with respect to any law, rule or regulation that is applicable to the Company solely because such law, rule or regulation is part of a regulatory regime applicable to the Company or any of its affiliates as a result of the specific assets or business operations of the Company or any of its affiliates.

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D. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) any waiver (whether or not stated as such) under any Document, or any consent thereunder, relating to unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (iii) any waiver (whether or not stated as such) contained in any Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party, (v) any purported fraudulent transfer “savings” clause, (vi) any provision in any Document waiving the right to object to venue in any court, (vii) any agreement to submit to the jurisdiction of any federal court, (viii) any waiver of the right to jury trial, (ix) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (x) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies and (xi) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Debt Securities or their offering and sale.

You have informed us that you intend to issue Debt Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Debt Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (A) review the operative documents pursuant to which such Debt Securities are to be issued or sold (including the applicable offering documents) and (B) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York. We have not reviewed and our opinions are in no way related to the laws of any other jurisdiction, including the Securities Act or any other federal or state securities laws or regulations, and we expressly disclaim any and all responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ Timothy Ho
Timothy Ho